Exhibit 99.1

NEWS RELEASE

For Further Information Contact:	For Immediate Release
Charles R. Hageboeck, President and Chief Executive Officer	December 19, 2016
(304) 769-1102

City Holding Company Announces “At-The-Market” Offering of Shares of Common Stock

Charleston, West Virginia - City Holding Company (NASDAQ: CHCO) (“City Holding” or the “Company”), the parent company of City National Bank, announced that it had filed a prospectus supplement to its existing shelf registration statement on Form S-3 for the sale of shares of its common stock having an aggregate value of up to $55,000,000 through an “at-the-market” equity offering program.

The Company intends to use the net proceeds from the offering for general corporate purposes and to support future growth. Pending this use, the proceeds may be invested by the Company in various investment securities.

The shares will be offered through Keefe, Bruyette & Woods, Inc. as sales agent. The sales agent may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on the NASDAQ Global Select Market, on any other existing trading market for the common stock or to or through a market maker. In addition, with our prior consent, the sales agent may also sell the shares of common stock by any other method permitted by law, including, but not limited to, negotiated transactions. Sales may be made at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices.

The Company has filed with the U.S. Securities and Exchange Commission (“SEC”) a prospectus supplement to the prospectus contained in its existing shelf registration statement on Form S-3 (File No. 333-213892) for the offering of shares of common stock described in this communication. Before you invest, you should read the prospectus, the prospectus supplement relating to the “at the market” program, and other documents the Company has filed with the SEC (many of which are incorporated by reference into the prospectus and prospectus supplement) for more complete information about the Company and the at-the-market program. You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov, or from Keefe, Bruyette & Woods, 787 Seventh Avenue, 4th Floor, New York, NY 10019 (telephone 800.966.1559).

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any security of the Company, which is made only by means of a prospectus supplement and related prospectus, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About the Company

As of September 30, 2016, the Company had consolidated assets of $3.87 billion, total loans of $2.96 billion, total deposits of $3.18 billion, and stockholders’ equity of $434.8 million. City National Bank is a retail and consumer-oriented community bank with 85 banking offices in West Virginia (57), Virginia (14), Kentucky (11) and Ohio (3). City National provides credit, deposit, and trust and investment management services to its customers. In addition to its branch network, City National's delivery channels include ATMs, mobile banking, debit cards, interactive voice response systems, and Internet technology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of City and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of City. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in City’s reports (such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (www.sec.gov) and on City’s website (www.bankatcity.com). City does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:
City Holding Company
Charles R. Hageboeck
President & CEO

David L. Bumgarner
Chief Financial Officer
304-769-1169